UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 12, 2009

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9555 W. Sam Houston Parkway S., Suite 600 Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 12, 2009, KMG Electronic Chemicals, Inc., a subsidiary of KMG Chemicals, Inc., entered into a purchase agreement with Intel Corporation (“Intel”) by which Intel will purchase certain of our wet process electronic chemicals.  Our products are used by Intel at certain of its fabricating facilities worldwide for the production of semiconductors.  Intel has been purchasing electronic chemicals from us since we acquired that business from Air Products and Chemicals, Inc., in December 2007, and this agreement formalizes that arrangement. The agreement has a term ending December 31, 2010, subject to renewal on notice by the parties.

A copy of the agreement is attached as Exhibit 10.45 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

                                                10.45       Purchase Agreement dated December 31, 2007 between the company and Intel Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: May 12, 2009
John V. Sobchak,
Chief Financial Officer